EXHIBIT 99.1

NEWS RELEASE DATED MAY 12, 2010

NetSol Technologies Announces Third Quarter Fiscal Year 2010 Financial Results, Highlighted by a 78% Increase in Sales, Improved Margins and a Return to Profitability

CALABASAS, Calif., May 12, 2010 (GLOBE NEWSWIRE) -- NetSol Technologies, Inc. ("NetSol") (Nasdaq:NTWK) (Nasdaq Dubai:NTWK), a U.S. corporation providing global business services and enterprise application solutions to private and public sector organizations worldwide, today announced its consolidated financial results for the third quarter ended March 31, 2010 highlighted by an impressive increase in sales and a return to profitability.

Third Quarter Fiscal Year 2010 Consolidated Financial Highlights

•	Revenues for the fiscal year 2010 third quarter totaled $8.9 million, up from $5 million for the same period year-over-year, representing an increase of $3.9 million, or 77.8%.

•	Net income per share totaled $0.02 versus a loss ($0.19) for the same period a year ago.

•	Net revenues from license fees totaled $3.64 million, an increase of 1,022% versus the same period a year ago.

•	100% sequential growth in the core NetSol Financial Suite™ license sales.

•	Gross margin increased to 61.3% compared to 10.7% in the same period a year ago.

•	Operating income increased to $2.58 million as compared to an operating loss of $4.26 million in the same period a year ago.

•	EBITDA totaled $1.9 million or $0.05 per diluted share, versus an EBITDA loss of $3.5 million, or a loss of ($0.13) per diluted share, in the year-ago period.

•
The Company reiterates previous guidance for fiscal year 2010 projecting revenues in the range of $33.0 million and $35.0 million, representing full-year revenue growth of between 25% and 32% over fiscal year 2009. The Company projects a return to GAAP net income for fiscal year 2010, versus a GAAP net loss of $0.30 per diluted share for fiscal year 2009. License revenues for fiscal year 2010 are projected to increase more than 100% over fiscal year 2009.

Nine-Months Ended March 31, 2010

•	Revenues for the nine months ended March 31, 2010 totaled $26.1 million up from $19.6 million for the same period year-over-year representing an increase of $6.5 million or 33%.

•	Net revenues from license fees totaled $9.52 million, up from $3.50 million for the same period year-over-year, representing an increase of $6.01 million, or 171.6%.

•	Gross margin increased to 59.3% compared to 34.1% in the same period a year ago.

•	Operating income increased to $5.42 million as compared to an operating loss of $5.95 million in the same period a year ago.

•	EBITDA totaled $4.07 million, or $0.12 per diluted share, versus an EBITDA loss of $3.04 million, or a loss of ($0.11) per diluted share, in the same period a year-ago.

Najeeb Ghauri, NetSol Technologies chairman and chief executive officer, commented: "We are very pleased with our performance in the third fiscal quarter, highlighted by a 78% increase in our sales versus the same period a year ago and a return to quarterly profitability for the first time in six quarters. It is our aim to finish the year completely profitable on the fiscal year analysis. Our financial results continue to deliver material improvements in every major metric of financial health, and we are optimistic about future outlook. Our efforts to invest in our core NetSol Financial Suite (NFS)™ throughout the global economic downturn has well positioned the company to leverage the upturn in customer activity that we continue to see, particularly in China and APAC region in general. We enter the end of our fiscal year 2010 with the most positive momentum in the company's recent history and we see increased interest among our major customers as well as new potential partners in the sector. Additionally, we see excellent opportunities for collaboration and strategic initiatives as we head to the conclusion of the fiscal year 2010."

Business Highlights

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NetSol Technologies North America announced the formal launch of smartOCI™, a SAP-Compatible Multiple-Catalog Search Engine. The launch will be on May 17, 2010, at the SAP SAPPHIRE Conference in Orlando, Florida, targeting approximately 1,000 SAP SRM platform customers. smartOCI™ will be sold on subscription basis with the software delivered as a Software as a Service (SaaS) model.

•
NetSol Technologies and Atheeb Group formally launched Atheeb NetSol Limited, a new entity joint venture in the Kingdom of Saudi Arabia. The Atheeb NetSol limited joint venture is focused on market development opportunities around penetrating the software engineering arena in key business sectors such as telecommunications, defense, public sectors and finance, among others.

•
NetSol Technologies signed a new agreement with a Chinese finance company that has a major European bank and a multi-billion dollar Chinese financial services group as partners. The client selected NetSol's NFS BI Module, a unique end-to-end Business Intelligence offering.

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A FORTUNE 50 client upgraded the NetSol Technologies LeasePak License. The highly scalable LeasePak solution offers North American clients the ability to scale from a core platform via modular components.

•	NetSol Technologies Thailand won a major contract for the NetSol Financial Suite™.

•	NetSol Technologies, Ltd. Pakistan has parlayed its reputation as a quality IT company into participation in three new pre-qualified bids in the public sector.

•	NetSol Technologies North America downsized its office space from Emeryville to Alameda in California, saving an estimated $5.0 million over the next five years.

Conference Call and Webcast Information

NetSol will host a conference call today, May 12, 2010, at 11:00 a.m. ET (8:00 a.m. PT) to review the quarterly financial and operational performance. Najeeb Ghauri, NetSol Technologies chairman and chief executive officer, will host the call.

To participate in the call please dial (877) 941-1429, or (480) 629-9666 for international calls, approximately 10 minutes prior to the scheduled start time. Interested parties can also listen via a live Internet webcast, which can be found at the Company's website at http://www.netsoltech.com.

A replay of the call will be available for two weeks from 2:00 p.m. May 12, 2010, EDT until 11:59 p.m. EDT on May 26, 2010. The number for the replay is (800) 406-7325, or (303) 590-3030 for international calls; the pass code for the replay is 4294953. In addition, a recording of the call will be available via the Company's website at http://www.netsoltech.com for one year.

About NetSol Technologies, Inc.

NetSol Technologies, Inc. (Nasdaq:NTWK) (Nasdaq Dubai:NTWK) is a worldwide provider of global IT and enterprise application solutions. Since its inception in 1995, NetSol has used its BestShoring™ practices and highly experienced resources in analysis, development, quality assurance, and implementation to deliver high-quality, cost-effective solutions. Specialized by industry, these product and services offerings include credit and finance portfolio management systems, SAP consulting and services, custom development, systems integration, and technical services for the global Financial, Leasing, Insurance, Energy, and Technology markets. NetSol's commitment to quality is demonstrated by its achievement of the ISO 9001, ISO 27001, and SEI (Software Engineering Institute) CMMI (Capability Maturity Model) Maturity Level 5 assessments, a distinction shared by fewer than 100 companies worldwide. NetSol Technologies' clients include Fortune 500 manufacturers, global automakers, financial institutions, utilities, technology providers, and government agencies. Headquartered in Calabasas, California, NetSol Technologies has operations and offices in Alameda, Adelaide, Bangkok, Beijing, Karachi, Lahore, London, and Riyadh.

To learn more about NetSol, visit www.netsoltech.com.

The NetSol Technologies, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7396

Use of EBITDA

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. The Company uses EBITDA as a measure of the Company's operating trends. Investors are cautioned that EBITDA is not a measure of liquidity or of financial performance under Generally Accepted Accounting Principles (GAAP). The EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP.

NetSol Technologies, Inc. Forward-looking Statements

This press release may contain forward-looking statements relating to the development of the Company's products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "believe," "expect," "anticipate," "intend," variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company's actual results include the progress and costs of the development of products and services and the timing of the market acceptance. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

{Financial tables follow}

NetSol Technologies, Inc. and
Subsidiaries Consolidated Balance Sheets

	As of March 31, 2010	As of June 30, 2009

ASSETS	Unaudited
Current assets:
Cash and cash equivalents	$4,275,443	$4,403,762
Restricted Cash	5,000,000	5,000,000
Accounts receivable, net of allowance for doubtful accounts	13,682,521	11,394,844
Revenues in excess of billings	8,497,742	5,686,277
Other current assets	2,496,949	2,307,246
Total current assets	33,952,656	28,792,129
Investment in associates	244,016	--
Property and equipment, net of accumulated depreciation	8,457,622	9,186,163
Other assets, long-term	--	204,823
Intangibles:
Product licenses, renewals, enhancements, copyrights, trademarks, and tradenames, net	16,492,134	13,802,607
Customer lists, net	792,040	1,344,019
Goodwill	9,439,285	9,439,285
Total intangibles	26,723,459	24,585,911
Total assets	$69,377,753	$62,769,026

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$4,642,835	$5,106,266
Due to officers	13,911	--
Current portion of loans and obligations under capitalized leases	7,134,527	6,207,830
Other payables - acquisitions	103,226	103,226
Unearned revenues	3,449,817	3,473,228
Dividend to preferred stockholders payable	--	44,409
Convertible notes payable , current portion	2,983,366	--
Loans payable, bank	2,363,507	2,458,757
Total current liabilities	20,691,189	17,393,716
Obligations under capitalized leases, less current maturities	368,709	1,090,901
Convertible notes payable less current maturities	4,084,024	5,809,508
Long term loans; less current maturities	886,316	1,113,832
Lease abandonment liability; long term	867,583	--
Total liabilities	26,897,820	25,407,957
Commitments and contingencies	--	--

Stockholders' equity:
Preferred stock, 5,000,000 shares authorized;
Nil; 1,920 issued and outstanding	--	1,920,000
Common stock, $.001 par value; 95,000,000 shares authorized; 35,961,883; 30,046,987 issued and outstanding	35,962	30,047
Additional paid-in-capital	85,203,134	78,198,523
Treasury stock	(396,008)	(396,008)
Accumulated deficit	(41,351,411)	(41,253,152)
Stock subscription receivable	(2,107,960)	(842,619)
Common stock to be issued	251,450	220,365
Other comprehensive loss	(8,193,790)	(6,899,397)
Non-controlling interest	9,038,556	6,383,310
Total stockholders' equity	42,479,932	37,361,069
Total liabilities and stockholders' equity	$69,377,753	$62,769,026

NetSol Technologies, Inc. and Subsidiaries
Consolidated Statements of Operations

	For the Three Months		For the Nine Months
	Ended March 31,		Ended March 31,
	2010	2009	2010	2009
Net Revenues:
License fees	$3,644,809	$324,845	$9,515,338	$3,502,632
Maintenance fees	1,739,799	1,664,492	5,327,852	4,771,519
Services	3,548,348	3,033,684	11,231,648	11,320,846
Total revenues	8,932,956	5,023,021	26,074,837	19,594,997
Cost of revenues:
Salaries and consultants	2,154,369	2,629,081	6,173,967	7,652,671
Travel	222,136	280,390	611,343	993,290
Repairs and maintenance	43,364	81,536	180,086	290,436
Insurance	40,235	43,478	112,943	135,390
Depreciation and amortization	578,904	532,099	1,650,676	1,615,853
Other	416,931	917,051	1,884,426	2,208,265
Total cost of revenues	3,455,939	4,483,635	10,613,442	12,895,905
Gross profit	5,477,017	539,386	15,461,395	6,699,092
Operating expenses:
Selling and marketing	651,485	629,145	1,671,866	2,479,509
Depreciation and amortization	411,563	501,239	1,341,947	1,476,281
Bad debt expense	(3,236)	1,772,188	209,604	2,420,658
Salaries and wages	746,095	773,757	2,214,760	2,697,531
Professional services, including non-cash compensation	242,177	257,926	549,078	877,752
Lease abandonment charges	(208,764)	--	867,583	--
General and administrative	1,056,718	862,623	3,188,901	2,693,451
Total operating expenses	2,896,038	4,796,878	10,043,739	12,645,182
Income (loss) from operations	2,580,979	(4,257,492)	5,417,656	(5,946,090)
Other income and (expenses)
Gain (loss) on sale of assets	(125,419)	(127,558)	(214,520)	(308,256)
Interest expense	(312,671)	(466,276)	(1,153,557)	(966,746)
Interest income	82,637	177,771	234,200	246,607
Gain on foreign currency exchange rates	(190,082)	8,902	190,495	1,821,754
Share of net income / (loss) in associate	(23,984)	--	(23,984)	--
Beneficial conversion feature	(458,758)	(17,225)	(1,351,972)	(17,225)
Other income	144,609	(984,622)	62,634	(952,482)
Total other income (expenses)	(883,667)	(1,409,008)	(2,256,704)	(176,348)
Net income (loss) before non-controlling interest in subsidiary	1,697,312	(5,666,500)	3,160,952	(6,122,438)
Non-controlling interest	(1,097,201)	689,584	(3,235,093)	(972,238)
Income taxes	(11,064)	(21,594)	(48,607)	(79,631)
Net income (loss)	589,047	(4,998,510)	(122,748)	(7,174,308)
Dividend required for preferred stockholders	--	(33,140)	--	(100,892)
Net income (loss) applicable to common shareholders	589,047	(5,031,650)	(122,748)	(7,275,200)
Other comprehensive income (loss):
Translation adjustment	(439,688)	(179,358)	(1,294,393)	(4,036,926)
Comprehensive income (loss)	$149,359	$(5,211,008)	$(1,417,141)	$(11,312,126)

Net income (loss) per share:
Basic	$0.02	$(0.19)	$(0.004)	$(0.27)
Diluted	$0.02	$(0.19)	$(0.004)	$(0.27)
Weighted average number of shares outstanding
Basic	35,636,259	26,601,587	33,893,968	26,350,098
Diluted	36,988,542	26,601,587	33,893,968	26,350,098

NetSol Technologies, Inc. and Subsidiaries
Consolidated Cash Flow Statements

	For the Nine Months
	Ended March 31,
	2010	2009
Cash flows from operating activities:
Net income (loss)	$(122,748)	$(7,174,308)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,992,624	3,092,134
Provision for bad debts	209,604	2,420,658
Gain on sale of subsidiary shares in Pakistan	--	308,256
Loss on foreign currency exchange rates	25,900	--
Share of net (income)/loss from associates	23,984	--
Loss on sale of assets	214,520	--
Non controlling interest in subsidiary	3,235,093	972,238
Stock issued for notes payable and related interest	30,207	--
Stock issued for services	572,184	227,516
Fair market value of warrants and stock options granted	791,530	147,639
Beneficial conversion feature	1,351,972	17,225
Changes in operating assets and liabilities:
Increase/ decrease in accounts receivable	(2,658,139)	(3,934,511)
Increase/ decrease in other current assets	(2,703,402)	3,175,947
Increase/ decrease in accounts payable and accrued expenses	(52,914)	588,689
Net cash provided by operating activities	3,910,415	(158,517)
Cash flows from investing activities:
Purchases of property and equipment	(1,458,050)	(1,501,508)
Sales of property and equipment	232,783	13,376
Payments of acquisition payable	--	(742,989)
Purchase of treasury stock	--	(360,328)
Investment in associate	(268,000)	--
Short-term investments held for sale	--	--
Increase in intangible assets	(4,562,044)	(5,281,642)
Net cash used in investing activities	(6,055,311)	(7,873,091)
Cash flows from financing activities:
Proceeds from sale of common stock	754,509	146,652
Proceeds from the exercise of stock options and warrants	33,750	526,569
Purchase of subsidary stock in Pakistan	--	(250,000)
Finance costs incurred for sale of common stock
Proceeds from convertible notes payable	3,500,000	6,000,000
Redemption of preferred stock	(1,920,000)	--
Restricted cash	--	(5,000,000)
Dividend Paid	(43,988)	(33,876)
Bank overdraft	(176,377)	161,134
Proceeds from bank loans	4,320,534	3,843,541
Payments on bank loans	(484,507)	(235,486)
Payments on capital lease obligations & loans - net	(3,664,176)	(467,397)
Net cash provided by financing activities	2,319,746	4,691,137
Effect of exchange rate changes in cash	(303,170)	(453,178)
Net increase in cash and cash equivalents	(128,319)	(3,793,649)
Cash and cash equivalents, beginning of year	4,403,762	6,275,238
Cash and cash equivalents, end of year	$4,275,443	$2,481,591

CONTACT:	RedChip Companies, Inc.
Investor Relations Contact: Chris Schilling 800-733-2447, Ext. 131 407-644-4256, Ext. 131 info@redchip.com http://www.redchip.com